                                                                    Exhibit 16.1


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission

Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549

May 30, 2002


Dear Sir/Madam:

We have read the statements made in the second, third and fourth paragraphs of
Item 4, to be included in the Form 8-K filed by Day International Group, Inc., dated May 29, 2002, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

Arthur Andersen LLP

/s/ Arthur Andersen LLP

Ray van der Horst
Arthur Andersen LLP
720 East Pete Rose Way
Suite 400
Cincinnati, OH  45202

Copy to:     Thomas J. Koenig
             Vice President & Chief Financial Officer
             Day International Group, Inc.